Exhibit 99.1

SINOENERGY CORPORATION
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaiyang District
Beijing, P.R. China 100106

December _17_, 2009

Abax Nai Xin A Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Stree
Central, Hong Kong SAR

Abax Jade Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Street
Central, Hong Kong SAR

CCIF Petrol Limited
Kingston Chambers, PO Box 173
Road Town, Tortola
British Virgin Islands

Re: Sinoenergy Corporation

Ladies and Gentlemen:

Reference is made to the indentures, both dated September 28, 2007, by and among Sinoenergy Corporation, a Nevada corporation (the "Company"). Sinoenergy Holding Limited, a British Virgin Islands corporation, DB Trustees (Hong Kong) Limited, as trustee (the "Trustee") and Deutsche Bank AG, Hong Kong Branch relating to the Company's 12% Guaranteed Senior Notes due 2012 in the aggregate principal amount of $16,000,000 (the "Fixed Rate Indenture") and its 3.0% Guaranteed Senior Convertible Notes due 2012 in the aggregate principal amount of $14,000,000 (the "Convertible Debt Indenture," and, together with the Fixed Rate Indenture, the "Indentures"). The notes issued pursuant to the Fixed Rate Indenture are collectively referred to as the "Senior Notes;" the notes issued pursuant to the Convertible Debt Indenture are collectively referred to as the "Convertible Notes;" and the Senior Notes and Convertible Notes are collectively referred to as the "Notes." The Notes held by Abax Lotus Ltd. ("Abax Lotus") were subsequently transferred to Abax Nai Xin A Ltd. ("Abax NX") and Abax Jade Ltd. ("Abax Jade").

On October 5, 2009, Abax NX, Abax Jade and CCIF Petrol Limited ("CCIF") (collectively, the "Noteholders" and each, a "Noteholder") and the Company entered into an agreement (the "October 5 Agreement"), which contemplated, among other things that: (i) the Company would pay the Noteholders, not later than November 30, 2009, an amount of cash equal to US$15,982,367 (the "Agreed Payment") under the Senior Notes, and (ii) the parties would enter into an Amended Convertible Note Indenture that would become effective and replace the Convertible Note Indenture prior to the Effective Time (as that term is used in the October 5 Agreement).

Abax Nai Xin A Ltd.
Abax Jade Ltd.
CCIF Petrol Limited
December _17_, 2009

Capitalized terms used but not otherwise defined in this Letter shall have the meanings given to them in the Indentures, or the October 5 Agreement, as the context requires. This Letter serves to amend and supplement the October 5 Agreement.

As of the date of this letter (the "Letter"), the Company, among other things, (i) US$2,043,400 of the Agreed Payment remains outstanding; (ii) the parties hereto have yet to execute the Amended Convertible Note Indenture as contemplated by the October 5 Agreement; (iii) the Company is still required to make default payments (the "Additional Interest Default Payment") in the amount of US$280,000 covering the December 23, 2008 and March 23, 2009 default periods as per the Registration Default Notice dated April 1, 2009 sent to the Company by Abax Lotus and CCIF (the "Notice") and pursuant to the "Additional Interest" provisions of the Convertible Debt Indenture.

Despite the Company's non-compliance with the terms of the Notes, Indenture, the October 5 Agreement, and the Notice, the undersigned parties desire to set forth in this Letter (i) amended payment terms with respect to amounts due on the Notes; (ii) a payment schedule in respect of payments due under the Notice; (iii) provide for the waiver of certain covenants in the Indentures and (iv) to eliminate adjustments to the Conversion Rate of the Convertible Notes.

Each Noteholder, therefore, agrees as follows:

1.           Each of the Noteholders severally and not jointly represents and warrants as of the date hereof that:

(a) Such Noteholder is the holder of Senior Notes and Convertible Notes in the amount set forth in Schedule 1 hereto and has not, as of the date of this Letter transferred or granted any interest in the Notes to any third party; and

(b) This Letter does not violate any agreement relating to the Notes to which such Noteholder or, if applicable, its predecessor is a party.

2.           The Company has advised the Noteholders that due to foreign currency controls imposed by the Chinese government, the Company requires additional time to make payments under the October 5 Agreement and the Notes. Accordingly, the parties agree as follows:

(a) the Company shall pay the US$1,443,400 to the Trustee for onward distribution to the Noteholders, in proportion to the principal held on the Senior Notes by each Noteholder, on or prior to December 31, 2009;

(b) the Company shall, by December 31, 2009, pay to the Noteholders the other outstanding amount of US$600,000 as Restructuring Fee as provided in Schedule 2;

(c) in connection with the Proposed Merger, the Company is, or will be, obligated to pay the Noteholders of the Convertible Notes an amount of cash equal to US$5,000,000 (the "First Payment") representing a portion of the Redemption Price (as that term is used in the Convertible Debt Debenture), and which Redemption Price includes interest to maturity at the rate of 13.8% per annum,

Abax Nai Xin A Ltd.
Abax Jade Ltd.
CCIF Petrol Limited
December _17_, 2009

(as provided for in the Convertible Bond Indenture), and that is, or will, become payable to the Holders of the Convertible Notes due to the Termination of  Trading of the Company's Common Stock as a result of the Proposed Merger. The First Payment shall be made not later than ten days after the completion of the Proposed Merger;

(d) the remaining balance of the Redemption Price shall be paid not later than 30 days after the date of the payment referred to in Section 2(c) of this Letter;

(e) the Company shall, by December 31, 2009, pay to CCIF a sum of US$3,647.39 in connection with legal fees to date as contemplated by the October 5, 2009 Agreement;

(f) the Company shall, by December 31, 2009, pay to the Noteholders the Additional Interest Default Payment in the amount of US$280,000 as set forth in Schedule 2..

3.           Subject to the Company's compliance with all of the terms of this Letter, the Noteholders agree that:

(a) from and after December 31, 2007, the Additional Interest in respect of the Registration Rights Agreement, as set forth in the Convertible Debt Indenture, will not be due except to the extent paid by the Company on or prior to the date of this Letter and the Additional Interest Default Payment under Section 2(f) of this Letter;

(b) effective September 30, 2009, the Financial and Operational Trigger shall not be applicable with respect to the years ending December 31, 2008 and 2009, with the effect that no adjustment is to be made to the Conversion Rate or the Conversion Price as a result of the failure of the Company to meet the net income level set forth in the Financial and Operational Trigger for such years; and

(c) effective September 30, 2009, the Conversion Rate and the Conversion Price shall not be subject to any adjustment as a result of the failure of the Company to meet any earnings levels or any decline in the market price of the Common Stock or any sale by the Company of Common Stock at a price or the issuance of warrants, options or convertible debt or equity securities for which Common Stock may be issued at an exercise or conversion price which is less than the Conversion Price then in effect.

4.           Upon making the payments provided for in Section 2 of this Letter, the Company shall have no further obligation under the Convertible Note Indenture other than obligations which, by their terms, survive payment of the Convertible Notes.

5.   The Noteholders agree that they shall not take any action to cause or declare an Event of Default pursuant to Section 4.09 and Section 4.26 of the Fixed Rate Indenture and Section 4.09 and Section 4.28 of the Convertible Debt Indenture in connection with any noncompliance by the Company under those sections during the period from September 30, 2009 through March 31, 2010, as long as the Company is in compliance with the covenants set forth in Section 2 of this Letter.

Abax Nai Xin A Ltd.
Abax Jade Ltd.
CCIF Petrol Limited
December _17_, 2009

      6.         The Letter shall be binding upon the Company, the Noteholders and theirs successors and assignee, and the Noteholders and their successors and assignees, and the Noteholders shall affix a copy of this Letter to each Note of which they are the holder.

      Please confirm your Agreement with the foregoing:

SINOENERGY CORPORATION

By:	/s/ Huang Bo
Name: Huang Bo
Title: Chief Executive Officer

AGREED TO:

ABAX NAI XIN A LTD.		ABAX JADE LTD.		CCIF PETROL LIMTTED
By	/s/ Frank Qian	By	/s/ Frank Qian	By	/s/ Andrew Lo
Name	Frank Qian	Name	Frank Qian	Name	/s/ Andrew Lo
Title	Director	Title	Director	Title	Authorized Representative

--

Abax Nai Xin A Ltd.
Abax Jade Ltd.
CCIF Petrol Limited
December _17_, 2009

SCHEDULE 1

Noteholder	Convertible Notes	Senior Notes

Abax Nai Xin A Ltd.	US$7,200,000	US$8,300,000

Abax Jade Ltd.	US$2,100,000	US$2,400,000

CCIF Petrol Limited	US$4,700,000	US$5,300,000

--

Abax Nai Xin A Ltd.
Abax Jade Ltd.
CCIF Petrol Limited
December _17_, 2009

SCHEDULE 2

Repayment due to Trustee (for the benefit of Noteholders)

■ US$1,443,400 as final settlement of the Senior Notes, assuming notes are repaid before December 31st 2009

Fees payable to Abax directly

■ US$401,250 as part of the Restructuring Fee
■ US$ 186,000 as part of the Additional Interest Default Payment

Fees payable to CCIF directly

■ US$ 198,750 as part of the Restructuring Fee
■ US$94,000 as part of the Additional Interest Default Payment
■ US$3,647.39 as reimbursement of legal fees